--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 18, 1999
                              (November 12, 1999)

                            GEORGIA GULF CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                   1-9753              58-1563799
(State or other jurisdiction of  (Commission File      (I.R.S. Employer
        incorporation)                Number)         Identification No.)

400 PERIMETER CENTER TERRACE, SUITE 595, ATLANTA, GEORGIA    30346
        (Address of principal executive offices)           (Zip Code)

   Registrant's telephone number, including area code: ____(770) 395-4500____

                        ________________________________________________

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

           ACQUISITION OF THE VINYLS BUSINESS OF CONDEA VISTA COMPANY

OVERVIEW

    On November 12, 1999, Georgia Gulf Corporation closed its acquisition of the vinyls business of CONDEA Vista Company pursuant to an Asset Purchase Agreement dated August 30, 1999. A copy of the press release announcing the acquisition, dated November 15, 1999, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

    Georgia Gulf paid $260 million for these assets at closing, with an additional $10 million payment deferred for about two years. Before this transaction, there were no material relationships between Georgia Gulf and any of its affiliates and CONDEA Vista and any of its affiliates. The vinyls business of CONDEA Vista consists of facilities for the integrated production of vinyl chloride monomer ("VCM"), polyvinyl chloride ("PVC") resins and PVC compounds, which will now be operated by Georgia Gulf. The vinyls business of CONDEA Vista is comprised of the following assets:

    - A VCM facility located in Lake Charles, Louisiana with an annual capacity of 975 million pounds and a 50% ownership interest in PHH Monomers, L.L.C., a joint venture that operates a VCM facility that has annual capacity of 1.15 billion pounds. The vinyls business' share of PHH Monomers' production is 575 million pounds and, combined with the owned facility, the vinyls business has an annual VCM capacity of 1.5 billion pounds. The primary raw materials for VCM are chlorine and ethylene. These facilities are supplied with chlorine through a pipeline from PPG Industries, Inc. and supplied with ethylene via pipeline from CONDEA Vista and other third parties.

    - PVC resin facilities located in Aberdeen, Mississippi and Oklahoma City, Oklahoma with a combined annual capacity of 1.5 billion pounds. VCM to produce PVC resin is provided by railcar from the Lake Charles facilities.

    - PVC compound facilities located in Mansfield, Massachusetts; Jeffersontown, Kentucky and Aberdeen, Mississippi with a combined annual capacity of 265 million pounds. The Aberdeen, Mississippi facility also has capacity to produce 20 million pounds of linear plasticizers, which are used internally in the production of PVC compounds. PVC resin and purchased plasticizers, which are used to produce PVC compounds, are provided by railcar, pipeline and truck.

Georgia Gulf acquired each of the above facilities and the land on which it is situated, except that it has leased the land and building at the Mansfield, Massachusetts facility.

    Georgia Gulf and CONDEA Vista also entered into an ethylene sales agreement, an alcohol sales agreement, and a services and supply agreement. As part of the acquisition, CONDEA Vista assigned to Georgia Gulf its chlorine supply contract with PPG Industries. In addition, CONDEA Vista and Georgia Gulf entered into a site access, cooperation and remedial control agreement that establishes the parties' responsibilities for the remediation of environmental matters at the facilities acquired.

    Georgia Gulf acquired the assets of the vinyls business of CONDEA Vista through wholly-owned subsidiaries. At the same time, it transferred its existing operating assets to various wholly-owned subsidiaries. In connection with this transfer, these subsidiaries expressly assumed and agreed to pay Georgia Gulf's obligations under its existing $100 million aggregate principal amount 7 5/8% senior notes due 2005, its existing $17 million payment obligations in respect of industrial revenue bonds due 2009, and its existing $7.9 million payable-in-kind note payable to Praxair, Inc., although Georgia Gulf will remain obligated under these debt instruments.

ETHYLENE AND ALCOHOL SALES AGREEMENTS

    CONDEA Vista provides ethylene by pipeline to the owned Lake Charles VCM facility. Georgia Gulf entered into an ethylene sales agreement that provides for the sale by CONDEA Vista for an initial term of seven years, on a take-or-pay basis, of 600 million pounds of ethylene for three years, followed by an optional reduction in required purchases of 100 million pounds per year for the final four years of the contract. The contract may be renewed on an annual basis unless canceled upon at least twenty-four months notice. In addition, Georgia Gulf will purchase its linear alcohol requirements for the production of plasticizers from CONDEA Vista under an agreement for a five year period with one year renewal terms.

SERVICES AND SUPPLY AGREEMENTS

    Georgia Gulf will pay CONDEA Vista a base annual operating and facilities fee of $600,000 for a ten-year period, plus the direct and indirect administrative costs of providing services for the operation of the Lake Charles VCM facility. CONDEA Vista will provide a variety of site-related services and supply arrangements which the VCM facility has traditionally shared with other operations at CONDEA Vista's Lake Charles location. These services are to be provided over periods of time which vary from one to ten years with various early termination and renewal provisions. In addition, under the agreement Georgia Gulf will pay for its ratable share of capital improvements made to the facilities that provide the supplied services. Georgia Gulf also entered into a transition services agreement, which provides that CONDEA Vista will provide specified administrative services to Georgia Gulf for a period of six months for a monthly fee not to exceed $1.4 million, with an option for a six month extension.

SITE ACCESS, COOPERATION AND REMEDIAL CONTROL AGREEMENT

    The purpose of the site access agreement is to establish CONDEA Vista's and Georgia Gulf's respective responsibilities for the payment of specified expenses associated with, and the control and conduct of the remediation of, environmental matters relating to the vinyls business of CONDEA Vista, such as selecting contractors, approving remediation work to be performed and interacting with government agencies. In general, the party responsible for the cost of remediation will control the activities necessary to complete the remediation. CONDEA Vista is responsible for all costs of remediation at the Lake Charles VCM facility for a period of ten years. After this ten year period, Georgia Gulf will be responsible for remediation costs at the Lake Charles VCM facility up to $150,000 of expense per year, as well as costs in any year in excess of this annual amount up to an aggregate one-time amount of $2,250,000. Georgia Gulf will be responsible for remediation costs at the other acquired facilities until the level of expense incurred by Georgia Gulf meets a specified amount for each facility which in the aggregate equals $700,000.

ENVIRONMENTAL MATTERS AND OTHER CLAIMS

    In addition to CONDEA Vista's obligation to continue the ongoing remediation activities existing at closing, the asset purchase agreement requires CONDEA Vista to indemnify Georgia Gulf for claims made regarding environmental matters. For environmental contamination that is currently known, Georgia Gulf's claims for indemnification may be made at any time. As to environmental matters that are unknown, Georgia Gulf's claims for indemnification must generally be made within 10 years from the closing of the acquisition. Further, the agreement with CONDEA Vista provides for the presumption that all later discovered on-site environmental contamination arose before closing, and is therefore CONDEA Vista's responsibility, except in the event CONDEA Vista demonstrates that Georgia Gulf caused the environmental contamination by a major, unaddressed release. CONDEA Vista will also be responsible with respect to claims of contamination to a nearby estuary for periods during which it operated the Lake Charles facility.

    The asset purchase agreement also outlines responsibility for employee and independent contractor exposure claims. CONDEA Vista is responsible for pre-closing exposure, and Georgia Gulf is responsible for post-closing exposure on a pro rata basis determined by a claimant's years of employment or service before and after closing. There is, however, a presumption for claims brought in the first five years after closing by current or former CONDEA Vista employees and contractors that, absent a showing of new acute exposure after closing, all responsibility will be deemed to have arisen before closing and will be solely CONDEA Vista's.

THE FINANCING

    Georgia Gulf financed the acquisition of the vinyls business of CONDEA Vista and refinanced some of its existing indebtedness through a new senior credit facility and an offering of $200,000,000 aggregate principal amount of its 10 3/8% senior subordinated notes due 2007. In connection with the acquisition, Georgia Gulf exercised its purchase option under its operating lease on its co-generation facility. In addition, its existing $100 million aggregate principal amount 7 5/8% senior notes due 2005 became secured as required by the terms of the related indenture. The new senior credit facility consists of a six year $100 million revolving credit facility, a six year $225 million term loan A facility and a seven year term $200 million loan B facility. Georgia Gulf and its principal subsidiaries are co-borrowers under this facility, and Georgia Gulf and those subsidiaries guaranteed that debt. Giving effect to these transactions as if they occurred on September 30, 1999, the estimated sources and uses of funds were as follows:

                                                                  AMOUNT
                                                              ($ IN MILLIONS)
                                                              ---------------
SOURCES:
Revolving Credit Facility (1)...............................       $ 29.7
Term Loan A.................................................        225.0
Term Loan B.................................................        200.0
10 3/8 Notes................................................        200.0
Cash on hand................................................          3.2
                                                                   ------
    Total sources...........................................       $657.9
                                                                   ======
USES:
Purchase of the vinyls business of CONDEA Vista(1)..........       $260.0
Refinancing of existing debt and other financing
  arrangements(2)...........................................        379.4
Fees and expenses...........................................         18.5
                                                                   ------
    Total uses..............................................       $657.9
                                                                   ======

------------------------------

(1) Does not give effect to pro forma working capital purchase price adjustment of $8.9 million. See Exhibit 99.3.

(2) Reflects the refinancing of $271.6 million of existing debt and $107.8 million related to the purchase of the co-generation facility under the terms of the operating lease.

PRODUCTS AND MARKETS OF GEORGIA GULF AFTER THE ACQUISITION

    The following table shows Georgia Gulf's annual production capacities, facility locations and major end-uses for its primary products after giving effect to the acquisition of the vinyls business of CONDEA Vista:

               ANNUAL            FACILITY
PRODUCT        CAPACITY          LOCATIONS           END-USES
-------        --------          ---------           --------
CHLOROVINYLS

PVC Compounds  875 million lbs.  Aberdeen, MS;       All production is sold to third
                                 Gallman, MS;        parties for use in various end-uses
                                 Jeffersontown, KY;  including window frames, containers,
                                 Madison, MS;        pipe fittings, wire insulation and
                                 Mansfield, MA; and  jacketing, film and sheet, medical
                                 Tiptonville, TN     devices, electrical wall boxes and
                                                     equipment, and custom extrusions for
                                                     various consumer applications.

PVC Resins     2.7 billion lbs.  Aberdeen, MS;       About 75% of production is sold to
                                 Oklahoma            third parties for PVC compounding for
                                 City, OK; and       use in the applications described
                                 Plaquemine, LA      above, as well as in house siding and
                                                     pipe, with the remainder used
                                                     internally to produce PVC compounds.

VCM            3.1 billion lbs.  Lake Charles, LA    About 85% of production is used
                                 and                 internally for PVC resin production,
                                 Plaquemine, LA      and the remainder is sold in domestic
                                                     and export markets.

Caustic Soda   500,000 tons      Plaquemine, LA      All production is sold to third
                                                     parties for use in pulp and paper
                                                     manufacturing, alumina manufacturing,
                                                     and the manufacture of other
                                                     chemicals.

Chlorine       450,000 tons      Plaquemine, LA      All production is consumed internally
                                                     in the production of VCM.

AROMATICS

Phenol         660 million lbs.  Pasadena, TX and    All production is sold to third
                                 Plaquemine, LA      parties for use in a wide range of
                                                     end-use products including wood
                                                     adhesives, engineered plastics, oil
                                                     additives, and pharmaceuticals.

Acetone        408 million lbs.  Pasadena, TX and    All production is sold to third
                                 Plaquemine, LA      parties for use in a wide range of
                                                     products including acrylic sheeting,
                                                     surface coating resins, and engineered
                                                     plastics.

Cumene         1.5 billion lbs.  Pasadena, TX        About 80% of production is consumed
                                                     internally in the production of phenol
                                                     and acetone, and the remainder is sold
                                                     to other phenol producers.

    The financial statements of CONDEA Vista Company Vinyls Group are included as Exhibit 99.2 and are hereby incorporated by reference herein. These financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Vinyls Business of CONDEA Vista Company" presented below. The pro forma financial statements of Georgia Gulf Corporation, which reflect the acquisition of the vinyls business of CONDEA Vista Company and the refinancing of Georgia Gulf's indebtedness, are included as Exhibit 99.3 and are hereby incorporated by reference herein. The new senior credit facility is included as Exhibit 10.1.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
          OF OPERATIONS OF THE VINYLS BUSINESS OF CONDEA VISTA COMPANY

OVERVIEW

    The vinyls business of CONDEA Vista manufactures and sells VCM, PVC resins and PVC compounds. It has a VCM facility in Lake Charles, Louisiana and owns a 50% interest in a separate VCM facility in Lake Charles. The vinyls business also has PVC resin facilities in Aberdeen, Mississippi and Oklahoma City, Oklahoma and has PVC compound facilities in Aberdeen, Mississippi; Jeffersontown, Kentucky; and Mansfield, Massachusetts. The vinyls business manufactures VCM from ethylene and chlorine, which is primarily consumed in the production of PVC resins. Most of the PVC resin production is sold to third parties, and a small portion of the PVC resin production is used internally as raw materials for PVC compounds, which are then sold to third parties.

    On August 30, 1999, CONDEA Vista executed an asset purchase agreement to divest the vinyls business to Georgia Gulf for a cash purchase price of approximately $270 million.

RESULTS OF OPERATIONS

    The following table sets forth the historical financial data of the vinyls business of CONDEA Vista for the three year period ended June 30, 1999 and the three months ended September 30, 1998 and 1999. The data as of and for the fiscal years ended June 30, 1997, 1998 and 1999 are derived from audited financial statements of the vinyls business of CONDEA Vista included in
Exhibit 99.2. The data as of and for the three month periods ended
September 30, 1998 and 1999 have been derived from unaudited condensed financial statements of the vinyls business of CONDEA Vista included in Exhibit 99.2. You should not consider the results for the three month periods to be indicative of full year results. The data presented below should be read in conjunction with the audited and unaudited financial statements and the related notes, as well as the pro forma financial information and related notes, included as exhibits to this Form 8-K Report.

                                                 YEAR ENDED JUNE 30,
                           ---------------------------------------------------------------
                                  1997                  1998                  1999
                           -------------------   -------------------   -------------------
                                                (DOLLARS IN MILLIONS)
Net sales................   $394.4     100.0%     $403.1     100.0%     $344.9     100.0%
Cost of sales............    380.6      96.5%      400.3      99.3%      318.5      92.3%
Selling, general and
  administrative.........     26.1       6.6%       30.1       7.5%       27.0       7.8%
Operating loss...........    (41.8)     10.6%      (94.5)     23.5%      (23.0)      6.7%

                               THREE MONTHS ENDED SEPTEMBER 30,
                           -----------------------------------------
                                  1998                  1999
                           -------------------   -------------------
                                          (UNAUDITED)
Net sales................   $ 82.5     100.0%     $112.0     100.0%
Cost of sales............     80.1      97.0%       98.7      88.1%
Selling, general and
  administrative.........      7.9       9.5%        6.1       5.5%
Operating loss...........    (12.5)     15.2%       (0.1)      0.1%

THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THE THREE MONTHS ENDED
  SEPTEMBER 30, 1998

    For the three months ended September 30, 1999, net sales for the vinyls business were $112.0 million, an increase of 35.8% compared to $82.5 million for the same period in 1998. This increase was primarily due to increases in average selling prices and higher sales volumes. PVC resin sales volumes increased 13.7% for the three months ended September 30, 1999 as compared to the same period in 1998, while VCM sales volumes declined as more VCM was consumed internally in the production of PVC resin. Cost of sales for the period were $98.7 million, an increase of 23.2% compared to $80.1 million in the comparable period in 1998. This increase related to higher volumes of raw materials purchased due to increased sales volumes as well as higher raw material costs, primarily related to ethylene. Additionally, the vinyls business incurred a scheduled maintenance turnaround at one of its VCM facilities, which also resulted in an increase to cost of sales. As a percentage of net sales, cost of goods sold decreased to 88.1% from 97.0% in the prior year period. This decrease was the result of higher selling price increases that exceeded increases in the cost of raw materials resulting in improved margins. Selling, general and administrative expenses for the period were $6.1 million, a decrease of 22.8% compared to $7.9 million for the comparable period in 1998. This decrease related to reduced expenditures related to cost cutting and restructuring actions undertaken by the vinyls business in the fourth quarter of fiscal 1999. As a percentage of net sales, selling, general and administrative expenses decreased to 5.5% from 9.5% in the prior year. This decrease was the result of the increase in net sales and the restructuring actions discussed above. For the three months ended September 30, 1999 the vinyls business reported an operating loss of $0.1 million compared to an operating loss of $12.5 million for the comparable period in 1998. This improvement was the result of to the factors described above.

FISCAL YEAR ENDED JUNE 30, 1999 COMPARED TO THE FISCAL YEAR ENDED JUNE 30, 1998

    For the fiscal year ended June 30, 1999 net sales for the vinyls business were $344.9 million, a decrease of 14.4% compared to $403.1 million for the 1998 fiscal year. This decrease was primarily due to decreases in prices that fully offset higher sales volumes. PVC resin sales volumes increased 13.4% in 1999 compared to 1998, while VCM sales volumes declined as more VCM was consumed internally in the production of PVC resin. Cost of sales for the period were $318.5 million, a decrease of 20.4% compared to $400.3 million in fiscal 1998. This decrease related primarily to lower raw material prices. As a percentage of net sales, cost of goods sold decreased to 92.3% from 99.3% in the prior year period. This decrease was the result of lower raw material costs that more than fully offset the decline in selling prices. Selling, general and administrative expenses for fiscal 1999 were $27.0 million, a decrease of 10.3% compared to $30.1 million for fiscal 1998. This decrease primarily related to lower levels of legal expenses in fiscal 1999 compared to fiscal 1998. As a percentage of net sales, selling, general and administrative expenses increased to 7.8% from 7.5% in the prior year period. This increase was primarily the result of lower net sales due to the decrease in pricing as mentioned above. For fiscal 1999 the vinyls business reported an operating loss of $23.0 million compared to an operating loss of $94.5 million in fiscal 1998. Fiscal 1998 results include a $42.1 million charge for a litigation settlement relating to a class action suit for groundwater contamination arising from a rupture of an ethylene dichloride pipeline. In fiscal 1999, $7.0 million of the accrual for the settlement was reversed.

FISCAL YEAR ENDED JUNE 30, 1998 COMPARED TO THE FISCAL YEAR ENDED JUNE 30, 1997

    For the fiscal year ended June 30, 1998 net sales for the vinyls business were $403.1 million, an increase of 2.2% compared to $394.4 million for the 1997 fiscal year. This increase was primarily due to increases in sales volumes that more than offset decreases in selling prices. PVC volumes increased 11.3% compared to 1998 and excess VCM volumes increased as VCM was sold in the export market. Cost of sales for the period were $400.3 million, an increase of 5.2% compared to $380.6 million in fiscal 1997. This increase related to increased volumes of raw materials purchased as a result of sales volume increases. As a percentage of net sales, cost of goods sold increased to 99.3% from 96.5% in the prior year period. This increase was the result of a decline in selling prices. Selling, general and administrative expenses for fiscal 1999 were $30.1 million, an increase of 15.3% compared to $26.1 million for fiscal 1998. This increase related primarily to higher levels of legal expenses related to the settlement of environmental litigation in fiscal 1998. As a percentage of net sales, selling, general and administrative expenses increased to 7.5% in 1998 from 6.6% in the prior year. For fiscal 1998 the vinyls business reported an operating loss of $94.5 million compared to an operating loss of $41.8 million in fiscal 1997. This decline was primarily related to the environmental litigation settlement and legal expenses described above.

LIQUIDITY AND CAPITAL RESOURCES

    The capital and liquidity requirements of the vinyls business have traditionally been provided by CONDEA Vista. Capital expenditures for the vinyls business averaged $34.5 million for the fiscal years ended June 30, 1997 and 1998. The expenditures were principally for expansion of production capacity. Capital expenditures for the fiscal year ended June 30, 1999 declined to $15.1 million, reflecting the completion of the major capacity expansion projects.

    The vinyls business required cash of $95.8 million from CONDEA Vista for the three year period ended June 30, 1999 to fund the deficit generated by operating activities and its capital expenditure program.

ITEM 5. OTHER EVENTS.

                               PRIVATE PLACEMENT

    On November 12, 1999, Georgia Gulf Corporation completed the issuance of $200,000,000 aggregate principal amount of its 10 3/8% senior subordinated notes due 2007 in a private placement. The indenture related to the 10 3/8% notes is included as Exhibit 4.1.

                    DISCONTINUATION OF THE METHANOL BUSINESS

    The methanol market continues to suffer from overcapacity and low-cost imports as significant increases in global supply have created an imbalance between supply and demand. As a result, several domestic methanol producers idled their methanol plants. Georgia Gulf ceased operating its methanol plant in December 1998. Georgia Gulf has continued to meet its existing contractual obligations to supply methanol to its customers by purchasing imported methanol. In September 1999, Georgia Gulf announced that it would exit the methanol business entirely at the end of 1999. As a result, Georgia Gulf incurred a charge against earnings of $7.6 million, net of tax benefits, during the third quarter of 1999 to write-off certain methanol assets and to accrue losses related to its methanol buy and resale program through the end of the year.

    The financial statements of Georgia Gulf Corporation have been restated to reflect the discontinuation of the methanol business. These restated financial statements are included as Exhibit 99.4 and are hereby incorporated by reference herein.

                                 * * * * * * *

    "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters discussed in this report and the attached Exhibits that are not historical or current facts deal with potential future circumstances and developments. These forward-looking statements are based on management's assumptions regarding business conditions, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, future global economic conditions, industry production capacity, and other factors discussed in the Securities and Exchange Commission filings of Georgia Gulf Corporation, including the annual report on Form 10-K for the year ended December 31, 1998 and the quarterly report on Form 10-Q for the quarter ended September 30, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           Attached as Exhibit 99.2 are the following financial statements of CONDEA Vista Company Vinyls Group:

           Report of Independent Public Accountants

           Financial Statements:

               Balance Sheets as of June 30, 1999 and 1998

               Statement of Income and Changes in Owner's Investment for the Years Ended June 30, 1999, 1998 and 1997

               Statement of Cash Flows for the Years Ended June 30, 1999, 1998 and 1997

               Notes to Financial Statements

               Condensed Balance Sheets as of September 30, 1999 (unaudited) and June 30, 1999

               Condensed Statements of Income and Changes in Owner's Investment for the Three Months Ended September 30, 1999 and 1998 (unaudited)

               Condensed Statements of Cash Flows for the Three Months Ended September 30, 1999 and 1998 (unaudited)

               Notes to Condensed Financial Statements (unaudited)

    (B) PRO FORMA FINANCIAL INFORMATION.

           Attached as Exhibit 99.3 are the following unaudited pro forma combined condensed financial data:

               Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1998 (unaudited)

               Pro Forma Consolidated Statement of Income for the Twelve Months Ended September 30, 1999 (unaudited)

               Pro Form Consolidated Statement of Income for the Nine Months Ended September 30, 1999 (unaudited)

               Pro Forma Consolidated Balance Sheet as of September 30, 1999 (unaudited)

               Notes to Pro Forma Combined Condensed Financial Data (unaudited)

    (C) EXHIBITS.

    The following exhibits are filed with this report:

     EXHIBIT NO.        EXHIBIT DESCRIPTION
     -----------        -------------------
  4.1                   Indenture dated as of November 12, 1999 between Georgia Gulf
                        Corporation and SunTrust Bank, Atlanta, as trustee.

  10.1                  Credit Agreement dated as of November 12, 1999 between
                        Georgia Gulf Corporation, the Eligible Subsidiaries referred to therein, the Lenders party thereto, and the The Chase
                        Manhattan Bank as Administrative Agent, Syndication Agent
                        and Collateral Agent.

  23.1                  Consent of Arthur Andersen LLP.

  23.2                  Consent of PricewaterhouseCoopers LLP.

  99.1                  Press Release dated November 15, 1999.

  99.2                  CONDEA Vista Company Vinyls Group Financial Statements.

  99.3                  Pro Forma Financial Statements.

  99.4                  Restated Financial Statements of Georgia Gulf Corporation.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       GEORGIA GULF CORPORATION

                                                       By:  /s/ RICHARD B. MARCHESE
                                                            -----------------------------------------
                                                            Richard B. Marchese
                                                            VICE PRESIDENT FINANCE,
                                                            CHIEF FINANCIAL OFFICER AND TREASURER
Date: November 18, 1999

                                 EXHIBIT INDEX

     EXHIBIT NO.        EXHIBIT DESCRIPTION
     -----------        -------------------
  4.1                   Indenture dated as of November 12, 1999 between Georgia Gulf
                        Corporation and SunTrust Bank, Atlanta, as trustee.

  10.1                  Credit Agreement dated as of November 12, 1999 between
                        Georgia Gulf Corporation, the Eligible Subsidiaries referred to therein, the Lenders party thereto, and the The Chase
                        Manhattan Bank as Administrative Agent, Syndication Agent
                        and Collateral Agent.

  23.1                  Consent of Arthur Andersen LLP.

  23.2                  Consent of PricewaterhouseCoopers LLP.

  99.1                  Press Release dated November 15, 1999.

  99.2                  CONDEA Vista Company Vinyls Group Financial Statements.

  99.3                  Pro Forma Financial Statements.

  99.4                  Restated Financial Statements of Georgia Gulf Corporation.